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                       CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in this Post-Effective Amendment No. 13 (File No. 33-87762) under the Securities Act of 1933 and Post-Effective Amendment No. 14 (File No. 811-8918) under the Investment Company Act of 1940 to the Registration Statement on Form N-1A of The Hirtle Callaghan Trust (the "Trust") consisting of the Value Equity Portfolio, Growth Equity Portfolio, Small Capitalization Equity Portfolio, International Equity Portfolio, Limited Duration Municipal Bond Portfolio, Fixed Income Portfolio and Intermediate Term Municipal Bond Portfolio (collectively the "Portfolios"), of our report for the Trust, dated August 13, 1999, on our audits of the financial statements and financial highlights of the Portfolios of the Trust as of June 30, 1999 and for the respective periods then ended, which report is included in the Annual Reports to Shareholders. We also consent to the reference to our Firm under the caption "Financial Highlights" in the Prospectus and under the caption "Independent Accountants And Financial Statements" in the Statement of Additional Information.


PricewaterhouseCoopers LLP

2400 Eleven Penn Center
Philadelphia, PA
October 28, 1999